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											Exhibit A


									      August 2, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


		Re: The Peoples Natural Gas Company, et al.
		    Form U-1 Application-Declaration
		    File No. 70-9379

Dear Sirs and Madams:

	The following opinion is rendered on behalf of The Peoples Natural Gas Company ("PNG") and CNG Producing Company ("CNGP"), each a Delaware corporation and a wholly-owned subsidiary of Consolidated Natural Gas Company, a registered holding company under the Public Utility Holding Company Act of 1935 ("1935 Act"). This opinion is filed in accordance with the requirements of Exhibit F(2) of the instructions as to exhibits to Form U-1 of the Securities and Exchange Commission ("SEC"). This opinion is rendered with respect to the sale by PNG of its gas producing properties ("Properties") to CNGP, the subject of the subject of the Application-Declaration ("Application") before the SEC at File No. 70-9379.

	I have examined the Certificates of Incorporation and Bylaws of PNG and CNGP, the agreement of purchase and sale between such parties relating to the purchase and sale of the Properties, the proceedings before the Pennsylvania Public Utility Commission with respect to the purchase and sale, the Application, the SEC's order dated December 18, 1998 (HCAR No. 26954) permitting such Application to become effective, the Rule 24 certificate of notification being filed concurrently herewith, and such other documents, records, laws and other matters as I deemed relevant and necessary for the purposes of this opinion.

	Based on the aforesaid examination and relying thereon, I am of the opinion that all requisite action (except for payment of the post-closing final adjustment amount which is expected to occur in August of 1999) with respect to the purchase and sale of the Properties has been taken by PNG and CNGP which are parties to the Application. I am of the further opinion that:

(a) All state laws applicable to the Proposed Transactions have been complied with;

(b) CNGP has legally acquired the Properties which are the subject of the Application; and



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(c) The consummation of the Proposed Transactions did not violate the legal rights of the holders of any securities issued by CNG or by any associate company thereof.

	I hereby consent to the use of this opinion as an exhibit to the said certificate of notification being filed pursuant to Rule 24.

							Very truly yours,



							N. F. Chandler
							Attorney